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                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), entered into as of October 1, 1998, between Educational Video Conferencing, Inc., a Delaware corporation ("EVC"), and James H. Mollitor ("Employee").

         In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Employment; Duties.

                  EVC hereby employs Employee as its Vice President of Operations. Employee agrees to perform and discharge such duties and responsibilities as are prescribed from time-to-time by EVC's Chief Executive Officer or President and as are appropriate for a vice-president of operation of corporations with the financial, personnel and other resources that are similar to that of EVC. Employee shall devote his full business time to, and shall use his best efforts in, the performance of such duties and responsibilities.

         2.       Compensation.

                  For his services pursuant to this Agreement, EVC will pay Employee a salary at the annual rate of $120,000 ("Salary").

         3. Employment Term. The term of Employee's employment (the "Employment Term") will commence as of the date first written above and, unless sooner terminated as provided in Section 5, will end on December 31, 2001.

         4.       Benefits, Payments and Withholding.

                  4.1 Employee will be entitled to vacation, holidays and sick days in accordance with EVC's policy, during which Employee will be entitled to the full compensation and Benefits (as defined in Section 4.2) otherwise payable hereunder.

                  4.2 Employee may participate, on the same basis and subject to the same qualifications as other personnel of EVC, in any pension, profit sharing, life insurance, health insurance, hospitalization, dental, drug prescription, disability, accidental death or dismemberment and other benefit plans and policies EVC provides with respect to its personnel generally (collectively, the "Benefits").

                  4.3 EVC will pay or promptly reimburse Employee, in accordance with EVC's normal policies and procedures for its personnel, for all allowances and expenses provided for

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hereunder and for all reasonable out-of-pocket business, entertainment and travel expenses incurred by Employee in the performance of his duties hereunder.

                  4.4 EVC will pay the Salary at the semimonthly rate of $5,000 and may withhold from the Salary, the Benefits and any other compensation provided to Employee hereunder, all Federal, state and local income, employment and other taxes, as and in such amounts as may be required to be withheld under applicable law.

         5.       Termination.

                  5.1 Termination by EVC and Resignation by Employee. EVC's Chief Executive Officer or President may terminate Employee's employment with EVC, with or without cause. Termination with cause shall be effective immediately and termination without cause shall be effective upon 30 days prior written notice to Employee. Employee may voluntarily resign his employment with EVC upon 30 days prior written notice to EVC.

                  5.2 Compensation Upon Termination. If EVC's Chief Executive Officer or President terminates Employee's employment hereunder for any reason or if Employee voluntarily resigns his employment with EVC (the effective date of the first to occur of such termination or his resignation being the "Termination Date"), then (a) Employee shall be entitled to receive (i) the Salary and Benefits accrued prior to the Termination Date and (ii) payment or reimbursement of any expenses, provided for under Section 4.3, that were incurred by Employee prior to the Termination Date.


         6.       Covenants Not to Compete.

                  6.1 Employee agrees that for 12 months following termination of his employment with EVC he will not, without its prior written approval, engage in any business activities in any jurisdiction with any business entity or governmental body from or to which EVC is delivering courses or programs or where EVC is conducting any other business activities that are competitive with any of the business activities then being conducted by EVC.

                  6.2 During the 18 months following termination of his employment with EVC, Employee shall not, directly or indirectly, hire any employee of EVC, or solicit or induce, or authorize any other person, to solicit or induce, any employee of EVC to leave such employ during the period of such employee's employment with EVC or within six-months following such employee's termination of employment with EVC.

         7. Covenant Regarding Confidentiality. All confidential information about the business and affairs of EVC (including, without limitation, its secrets and information about its services, methods, business plans, technology and advertising programs and plans) constitutes "EVC

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Confidential Information." Employee acknowledges that he will have access to, and knowledge of, EVC Confidential Information, and that improper use or disclosure of EVC Confidential Information by Employee, whether during or after the termination of his employment by EVC, could cause serious injury to the business of EVC. Accordingly, Employee agrees that he will forever keep secret and inviolate all EVC Confidential Information which has or shall come into his possession, and that he will not use the same for his own private benefit or directly or indirectly for the benefit of others, and that he will not discuss EVC Confidential Information with any other person or organization, all for so long as EVC Confidential Information is not generally known by, or accessible to, the public.

         8.       General.

                  8.1 This Agreement will be construed, interpreted and governed by the laws of the State of New York, without regard to the conflicts of law rules thereof.

                  8.2 The provisions set forth in Sections 6 and 7 shall survive termination of this Agreement. All reference to EVC in Sections 6 and 7 include EVC's subsidiaries and other affiliates, if any.

                  8.3 This Agreement will extend to and be binding upon Employee, his legal representatives, heirs and distributees, and upon EVC, its successors and assigns regardless of any change in the business structure of EVC, be it through spinoffs merger, sale of stock, sale of assets or any other transaction. However, this Agreement is a personal services contract and, as such, Employee may not assign any of his duties or obligations hereunder.

                  8.4 This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any of the provisions of this Agreement will be valid unless in writing and signed by both parties. Any and all prior agreements between the parties written or oral relating to Employee's employment by EVC are of no further force or effect.

                  8.5 The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or any other duty, term or condition of this Agreement. If any provision of this Agreement is unenforceable in any jurisdiction in accordance with its terms, the provision shall be enforceable to the fullest extent permitted in that jurisdiction and shall continue to be enforceable in accordance with its terms in any other jurisdiction.

                  8.6 All notices pursuant to this Agreement shall be in writing and delivered personally receipt acknowledged (which shall include Federal Express, Express Mail or similar service) or sent by certified mail, return receipt requested, addressed to the parties hereto and shall be deemed given upon receipt, if delivered personally, and three days after mailing, if mailed, unless received earlier. Notices shall be addressed and sent to EVC at its principal executive office and to Employee at his home address as it appears in EVC's personnel records.

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                  8.7 The parties agree that, in the event of any breach or
violation of this Agreement, such breach of violation will result in immediate and irreparable injury and harm to the innocent party, who shall be entitled to the remedies of injunction and specific performance or either of such remedies, if available, as well as all other legal or equitable remedies, if available, plus reasonable attorneys fees and costs incurred in obtaining any such relief.

                  8.8 The Section headings contained in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

                  8.9 This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

         IN WITNESS HEREOF, the parties have executed this Agreement as of the date first above written.

                                 EDUCATIONAL VIDEO CONFERENCING, INC.



                                 By: /s/ Arol I. Buntzman
                                     ---------------------------------------
                                 Name: Arol I. Buntzman
                                 Title: Chairman and Chief Executive Officer


                                 /s/ James H. Mollitor
                                 -------------------------------------------
                                 James H. Mollitor


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